                              Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003

    SUPPLEMENT NO. 68 TO PROSPECTUS DATED SEPTEMBER 20, 1995
               (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION   Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.
Issue Price: 100%
  (as a percent of principal amount)
                 Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From  18 months to less than 2 years ..................  6.00%

Amount of Sale: $47,000,000.00      Maturity Date:  12/01/98

Date of Sale: Dec. 03, 1996         CUSIP Number:  00206HB78

Settlement Date:  December 6, 1996

Interest Payment Dates:  February 15 & August 15

Redemption:
     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                             (as a percent of principal amount)
Repayment:
     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)

On October 1, 1996 the Company completed a merger with Antigua Acquisition Corporation pursuant to which the Company was the surviving corporation and AT&T's indirect equity ownership in the Company was eliminated. Details regarding that transaction, and information regarding the Company's business, ownership and capital structure since consummation of that transaction are contained in the Company's Schedule 14C dated August 30, 1996 and the current report on Form 8K dated November 1, 1996, both of which are incorporated herein by reference.